UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2020, Sorrento Therapeutics, Inc. (the “Company”) and Fortis Advisors LLC, in its capacity as representative of the former holders of equity (the “Equityholders’ Representative”) of Semnur Pharmaceuticals, Inc. (“Semnur”), entered into an amendment (the “Amendment”) to that certain Exchange and Registration Rights Agreement, dated as of March 18, 2019, by and among the Company and the stockholders and stock option holders of Semnur, as set forth on Schedule A thereto (the “Original Exchange Agreement”). The Original Exchange Agreement was entered into in connection with the Agreement and Plan of Merger entered into among the Company, Scilex Holding Company (“Scilex Holding”), Sigma Merger Sub, Inc. and the Equityholders’ Representative, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated August 7, 2019 (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Semnur and Semnur became a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Original Exchange Agreement, if by September 18, 2020, 100% of the outstanding equity of Scilex Holding had not been acquired by a third party and Scilex Holding had not entered into a definitive agreement with respect to, or otherwise consummated a firmly underwritten offering of Scilex Holding capital stock on a major stock exchange that met certain requirements, then the former holders of Semnur capital stock and holders of options to purchase Semnur’s common stock (collectively, the “Semnur Equityholders”) could elect to exchange, during the 60-day period commencing on September 18, 2020 (the “Share Exchange”), the shares of Scilex Holding issued to the Semnur Equityholders in the Merger (the “Stock Consideration”) for shares of the Company’s common stock with a value of $55.0 million, based on a price per share of its common stock equal to the greater of (a) the 30-day trailing volume weighted average price of one share of its common stock as reported on The Nasdaq Stock Market LLC as of the consummation of the Share Exchange and (b) $5.55 (such greater price, the “Exchange Price”).

The Amendment amends the Original Exchange Agreement to, among other things, provide that if the Company receives notice from the Semnur Equityholders that the Semnur Equityholders will proceed with the Share Exchange (an “Exchange Notice”), the Company may, in its sole discretion, elect, within seven days of receipt of an Exchange Notice, to exchange all the Stock Consideration and the rights to receive cash from Scilex Holding held by certain of the Semnur Equityholders under the Merger Agreement for an amount in cash equal to $55.0 million, in lieu of issuing $55.0 million of shares of the Company’s common stock at the Exchange Price.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 10.1 and the full text of the Original Exchange Agreement that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2019, each of which are incorporated by reference herein.

Item 8.01 Other Events.

On September 28, 2020, the Semnur Equityholders delivered the Exchange Notice to the Company. The Company will determine whether to pay cash or issue shares of its common stock pursuant to Share Exchange by no later than October 5, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1+

First Amendment to Exchange and Registration Rights Agreement, dated September 28, 2020, by and between Sorrento Therapeutics, Inc. and Fortis Advisors LLC in its capacity as the Equityholders’ Representative.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 2, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer